Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Christopher J. Grell

U.S. Bank National Association

US Bank, Global Corporate Trust Services, New York

100 Wall Street, 16th Fl.

New York, NY 10005

Kaisa Group Holdings Ltd.1

Hong Kong	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 2001, 20th Floor Two International Finance Centre 8 Finance Street, Central Hong Kong	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Variable Rate Convertible Notes Due December 31, 2019

Contingent Value Rights Interests

[1]	See Table of Additional Obligors.

Table of Additional Obligors

Obligor	Form	Jurisdiction

Chang Ye Investment Company Limited	A corporation	British Virgin Islands

Da Hua Investment Company Limited	A corporation	British Virgin Islands

Dong Chang Investment Company Limited	A corporation	British Virgin Islands

Dong Sheng Investment Company Limited	A corporation	British Virgin Islands

Guang Feng Investment Company Limited	A corporation	British Virgin Islands

Heng Chang Investment Company Limited	A corporation	British Virgin Islands

Jie Feng Investment Company Limited	A corporation	British Virgin Islands

Jin Chang Investment Company Limited	A corporation	British Virgin Islands

Rong Hui Investment Company Limited	A corporation	British Virgin Islands

Rui Jing Investment Company Limited	A corporation	British Virgin Islands

Tai He Xiang Investment Company Limited	A corporation	British Virgin Islands

Xie Mao Investment Company Limited	A corporation	British Virgin Islands

Ye Chang Investment Company Limited	A corporation	British Virgin Islands

Zheng Zhong Tian Investment Company Limited	A corporation	British Virgin Islands

Tai He Sheng Investment Company Limited	A corporation	British Virgin Islands

Tai An Da Investment Company Limited	A corporation	British Virgin Islands

Tai Chang Jian Investment Company Limited	A corporation	British Virgin Islands

Tai Chong Fa Investment Company Limited	A corporation	British Virgin Islands

Tai Chong Li Investment Company Limited	A corporation	British Virgin Islands

Bakai Investments Limited	A corporation	British Virgin Islands

Yifa Trading Limited	A corporation	British Virgin Islands

Advance Guard Investments Limited	A corporation	British Virgin Islands

Victor Select Limited	A corporation	British Virgin Islands

Central Broad Limited	A corporation	British Virgin Islands

Guo Cheng Investments Limited	A corporation	British Virgin Islands

Ri Xiang Investments Limited	A corporation	British Virgin Islands

Yin Jia Investments Limited	A corporation	British Virgin Islands

Kaisa Investment Consulting Limited	A private company limited by shares	Hong Kong

Cornwell Holdings (Hong Kong) Limited	A private company limited by shares	Hong Kong

Goldenform Company Limited	A private company limited by shares	Hong Kong

Hong Kong Jililong Industry Co., Limited	A private company limited by shares	Hong Kong

Kaisa Holdings Limited	A private company limited by shares	Hong Kong

Leisure Land Hotel Management (China) Limited	A private company limited by shares	Hong Kong

Regal Silver Manufacturing Limited	A private company limited by shares	Hong Kong

Success Take International Limited	A private company limited by shares	Hong Kong

Woodland Height Holdings Limited	A private company limited by shares	Hong Kong

Yi Qing Investment Company Limited	A private company limited by shares	Hong Kong

Yong Rui Xiang Investment Company Limited	A private company limited by shares	Hong Kong

Zhan Zheng Consulting Company Limited	A private company limited by shares	Hong Kong

Kaisa Investment (China) Limited	A private company limited by shares	Hong Kong

Wan Rui Fa Investment Company Limited	A private company limited by shares	Hong Kong

Wan Rui Chang Investment Company Limited	A private company limited by shares	Hong Kong

Wan Tai Chang Investment Company Limited	A private company limited by shares	Hong Kong

Wan Jin Chang Investment Company Limited	A private company limited by shares	Hong Kong

Multi-Shiner Limited	A private company limited by shares	Hong Kong

Hong Kong Kaisa Industry Co., Limited	A private company limited by shares	Hong Kong

Bakai Investments (Hong Kong) Limited	A private company limited by shares	Hong Kong

Topway Asia Group Limited	A private company limited by shares	Hong Kong

Kaisa Finance Holdings Limited	A private company limited by shares	Hong Kong

Hong Kong Kaisa Trading Limited	A private company limited by shares	Hong Kong

Hong Kong Wanyuchang Trading Limited	A private company limited by shares	Hong Kong

Hong Kong Zhaoruijing Trading Limited	A private company limited by shares	Hong Kong

Profit Victor Investments (Hong Kong) Limited	A private company limited by shares	Hong Kong

Central Broad (Hong Kong) Investment Limited	A private company limited by shares	Hong Kong

Guo Cheng (Hong Kong) Investment Limited	A private company limited by shares	Hong Kong

Ri Xiang (Hong Kong) Investment Limited	A private company limited by shares	Hong Kong

Yin Jia (Hong Kong) Investment Limited	A private company limited by shares	Hong Kong

Jet Smart Global Development Limited	A corporation	British Virgin Islands

Apex Walk Limited	A corporation	British Virgin Islands

Vast Wave Limited	A corporation	British Virgin Islands

Xian Zhang Limited	A corporation	British Virgin Islands

Rich Tech Hong Kong Investment Limited	A private company limited by shares	Hong Kong

Apex Walk (Hong Kong) Limited	A private company limited by shares	Hong Kong

Vast Wave (Hong Kong) Limited	A private company limited by shares	Hong Kong

Xian Zhang (Hong Kong) Limited	A private company limited by shares	Hong Kong

Fulbright Financial Group (Enterprise) Limited	A corporation	British Virgin Islands

Fulbright Financial Group (Development) Limited	A corporation	British Virgin Islands

Fulbright Financial Group (Hong Kong) Limited	A private company limited by shares	Hong Kong

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2015 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York, on the 18th of July, 2016.

By:	/s/ Christopher J. Grell
Christopher J. Grell Vice President

Exhibit 2

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, December 4, 2015, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, December 4, 2015, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: July 18, 2016

By:	/s/ Christopher J. Grell
Christopher J. Grell Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2016

($000’s)

3/31/2016
Assets
Cash and Balances Due From Depository Institutions	$10,947,868
Securities	106,681,861
Federal Funds	36,987
Loans & Lease Financing Receivables	263,697,563
Fixed Assets	5,196,349
Intangible Assets	12,814,361
Other Assets	23,828,774

Total Assets	$423,203,763

Liabilities
Deposits	$315,187,684
Fed Funds	1,383,186
Treasury Demand Notes	0
Trading Liabilities	1,570,792
Other Borrowed Money	44,382,132
Acceptances	0
Subordinated Notes and Debentures	3,800,000
Other Liabilities	12,270,761

Total Liabilities	$378,594,555

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	29,514,964
Minority Interest in Subsidiaries	809,129

Total Equity Capital	$44,609,208

Total Liabilities and Equity Capital	$423,203,763